UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under Section 240.14a-12

Arlington Asset Investment Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On June 7, 2016, Arlington Asset Investment Corp. issued a press release, a complete copy of which is included on the following pages.

ARLINGTON ASSET INVESTMENT CORP. REMINDS SHAREHOLDERS TO VOTE “FOR ALL” THE COMPANY’S DIRECTOR NOMINEES

ARLINGTON, VA, June 7, 2016 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company” or “Arlington”) today reminded Arlington shareholders to vote “FOR ALL” the Company’s highly qualified and experienced director nominees included on the WHITE proxy card in connection with the Company’s 2016 Annual Meeting of Stockholders being held on Thursday, June 9, 2016. Given that the Annual Meeting is just two days away, Arlington shareholders should vote by telephone or via Internet using the instructions provided with the WHITE proxy card and related materials.

IT IS IMPORTANT THAT ARLINGTON SHAREHOLDERS VOTE AS SOON AS POSSIBLE

NO MATTER HOW MANY OR HOW FEW SHARES THEY OWN

Arlington’s Board and management team have a track record of delivering consistent strong performance that has facilitated our payment of a robust dividend to shareholders each quarter for 25 consecutive quarters – totaling $19.40 per share. Arlington’s highly qualified director nominees are aligned with shareholders and bring a deep understanding of and experience in the Company’s industry that have allowed Arlington to provide consistent results.

In contrast, there is significant risk posed by the nominees from Imation Corp., a legacy technology company, and the Clinton Group, a New York City-based hedge fund (collectively, the “Imation Group”) with their track record of value destruction and numerous self-dealing transactions. Since the Clinton Group won its proxy contest at Imation last year, Imation’s stock has lost more than 60% of its value. And as the Imation stock price has declined, the Imation board engaged in self-dealing transactions with the Clinton Group and other board members involving more than $50 million, representing almost 80% of Imation’s market capitalization today. Arlington cautions shareholders not to elect the Imation Group nominees and thereby risk putting themselves in the same position as Imation shareholders.

THE NATION’S THREE LEADING INDEPENDENT PROXY ADVISORY FIRMS RECOMMEND ARLINGTON SHAREHOLDERS VOTE FOR ALL OF ARLINGTON’S DIRECTOR NOMINEES ON THE WHITE PROXY CARD

Arlington urges shareholders not to be misled by the rhetoric from the Imation Group and to consider the independent commentary supporting the Arlington nominees. Arlington notes that the three leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”), Glass Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services ("Egan-Jones"), have recommended that Arlington shareholders vote “FOR ALL” eight of Arlington’s director nominees.

In its May 28, 2016 report, ISS concluded1:

•	“Though it is common for management teams facing a proxy contest to malign the intentions of the activist, in this case the board’s view of the dissident’s real intentions actually provides the most compelling – perhaps the only rational – economic explanation for the contest itself. Ultimately there is but one way for unaffiliated shareholders to find out – and the risk of opening that door to find out what’s behind it is so asymmetrically against them that it cannot possibly be worth considering. It is enough to recognize that whatever their intentions if they gain control of the board, the dissidents have not made even a remotely compelling case that change in the board, executive team, or strategy is warranted.” (Emphasis added)

And, in its May 27, 2016 report, Glass Lewis concluded1:

•	“Finally, we have a hard time taking the Dissidents’ campaign particularly seriously given the relatively nominal economic commitment made by the Dissidents (who currently own less than 1/20th of 1% of the Company’s outstanding shares) and the fairly short amount of time that the Dissidents have been shareholders of the Company (a period spanning less than three months). The aforementioned factors, coupled with the fact that the Dissidents are suddenly seeking board-level control without making any prior attempts to engage in substantive dialogue with the Company’s board, suggest to us that the Dissidents are likely more interested in pursuing a stealth takeover of the Company as opposed to truly taking steps to enhance value for all Arlington shareholders.” (Emphasis added)

TIME IS SHORT – DO NOT LET THE IMATION GROUP DESTROY ARLINGTON AND ITS DIVIDEND

Both ISS and Glass Lewis highlight the significant risk to Arlington shareholders if the Imation Group nominees are elected, including the track record of value destruction at Imation Corp. since the Clinton Group took control of Imation that includes questionable self-dealing transactions.

Arlington urges shareholders to avoid the excessive threat posed by the Imation Group, and vote “FOR ALL” eight of Arlington’s highly qualified and experienced nominees to the Arlington Board.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

If you have any questions or need assistance voting, please contact the firm assisting Arlington in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll free: 1-888-750-5834

Banks and Brokers may call collect: 212-750-5833

IMPORTANT

We urge you NOT to sign any gold proxy card sent to you by the Imation Group.

If you have already done so, you have every legal right to change your vote by using the WHITE proxy card to vote TODAY—by telephone or via Internet.

About Arlington Asset Investment Corp.

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2016 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company's shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise as of April 7, 2016, is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on April 18, 2016. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 16, 2016. These documents are available free of charge at the SEC's website at www.sec.gov.

Shareholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://www.arlingtonasset.com/.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this communication that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our other filings with the SEC. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Contacts

Investors:
Richard Konzmann
703.373.0200
ir@arlingtonasset.com

Jonathan Salzberger / Scott Winter
Innisfree M&A Incorporated
212-750-5833

Media:
Steve Frankel / James Golden / Nick Lamplough
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

[1]	Permission to use quotations neither sought nor obtained.